EXHIBIT 10.5

FIRST AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT

dated July 25, 2005

By and Between

Trex Company, Inc.

and

JPMorgan Chase Bank, N.A., as Issuing Bank and Administrative Agent

in connection with the Letter of Credit

securing

$25,000,000

Mississippi Business Finance Corporation

Variable Rate Demand Environmental Improvement Revenue Bonds

(Trex Company, Inc. Project), Series 2004

FIRST AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT

TABLE OF CONTENTS

This Table of Contents is not a part of this First Amendment to Reimbursement and Credit Agreement and is only for convenience of reference.

-i-

FIRST AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT (this “First Amendment”), dated July 25, 2005, between TREX COMPANY, INC., a Delaware corporation (the “Borrower”) and JPMorgan Chase Bank, N.A., as Issuing Bank (in such capacity the “Bank”) and Administrative Agent (in such capacity the “Administrative Agent”).

BASIS FOR THIS FIRST AMENDMENT

1. This First Amendment is authorized by Section 11.03 of the Reimbursement and Credit Agreement dated as of December 1, 2004, between the Borrower, the Bank and the Administrative Agent (the “Original Agreement”). The terms, conditions and provisions of the Original Agreement are incorporated into this First Amendment by reference to the same extent and with the same force and effect as if fully stated in this First Amendment.

2. The Borrower has requested that the Bank and the Administrative Agent consent to an amendment to (a) Section 6.11 of the Original Loan Agreement in order to amend the Fixed Charge Coverage Ratio and (b) Section 7.12 of the Original Loan Agreement in order to amend the limit on capital expenditures.

3. In consideration of the premises and of the mutual covenants herein contained, and for good and valuable consideration, the Bank, the Administrative Agent and the Borrower do mutually covenant and agree, as follows:

Section 1. Definitions; Rules of Interpretation.

1.1 Definitions. For purposes of this First Amendment, all capitalized words and phrases not defined in this First Amendment shall have the meanings given to them in Section 1.01 of the Original Agreement.

1.2 Rules of Interpretation. For all purposes of the Agreement the following shall govern, except as otherwise expressly provided for or unless the context otherwise requires:

(i) The “Agreement” shall mean the Original Agreement modified, altered, amended or supplemented by this First Amendment and as it may from time to time be further modified, altered, amended or supplemented.

(ii) All references in this First Amendment to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the Original Agreement unless otherwise indicated.

(iii) Terms defined in this First Amendment shall have the meanings prescribed for them where defined herein.

(iv) All accounting terms not otherwise defined in this First Amendment shall have the meanings assigned to them in accordance with the Original Agreement.

(v) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

(vi) Terms in the singular include the plural and vice versa.

(vii) The headings and the table of contents set forth in this First Amendment are solely for convenience of reference and shall not constitute a part of this First Amendment nor shall they affect its meaning, construction or effect.

Section 2. Amendment of Original Agreement.

2.1 Amendment of Section 6.11 of Original Agreement. Section 6.11 of the Original Agreement is hereby amended to read in its entirety as follows:

“6.11 Fixed Charge Coverage Ratio. The Borrower will not (a) as of the end of any fiscal quarter during Fiscal Year 2005, permit the Fixed Charge Coverage Ratio for the four quarter period ended as of the end of such fiscal quarter to be less than 1.30 to 1.00 and (b) as of the end of any fiscal quarter after Fiscal Year 2005, permit the Fixed Charge Coverage Ratio for the four quarter period ended as of the end of such fiscal quarter to be less than 1.50 to 1.00”

2.2 Amendment of Section 7.12 of Original Agreement. Section 7.12 of the Original Agreement is hereby amended to read in its entirety as follows:

“7.12 Capital Expenditures. The Borrower and its Subsidiaries shall not make capital expenditures, including payments due under Capital Leases, (a) in Fiscal Year 2005 in excess of $50,000,000 and (b) in any Fiscal Year, beginning with Fiscal Year 2006, in excess of $25,000,000. Notwithstanding the preceding sentence, for Fiscal Years beginning with Fiscal Year 2006, (i) the Borrower may expend an amount equal to the unspent portion of monies from the immediately preceding Fiscal Year in the succeeding Fiscal Year and (ii) the Borrower may make capital expenditures in excess of the amounts set forth in the immediately preceding sentence if, in a particular Fiscal Year, [the difference between the figure equal to clause (a) of the definition of the Fixed Charge Coverage Ratio for such Fiscal Year minus non-Maintenance Capital Expenditures for such Fiscal Year] divided by [the figure equal to clause (b) of the definition of the Fixed Charge Coverage Ratio for such Fiscal Year] is equal to or greater than 1.0 to 1.”

Section 3. Representations of the Parties. Each of the parties hereto hereby represents and warrants to the other party as follows:

3.1 Due Organization. Each party is an organization duly organized, validly existing under the law of the state of its formation and in good standing in all jurisdictions required for it to conduct its business as now conducted and has full power and authority to carry on its business as now conducted.

3.2 Due Authorization. Each party has full power and authority to execute, deliver and perform this First Amendment and to carry out the transactions contemplated hereby. This First Amendment has been duly and validly executed and delivered by each party and constitutes the valid and binding obligation of each party, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors’ rights and debtors’ obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief.

3.3 No Conflict. The execution, delivery and performance of this First Amendment (as well as any other instruments, agreements, certificates or other documents contemplated hereby, if any) do not (a) violate any laws, rules, regulations, court orders or orders of any governmental or regulatory body applicable to the parties or their respective property, (b) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with any governmental body or other entity that has not been obtained or made or (c) violate or conflict with any provision of the organizational document, operating agreement or bylaws of such party.

3.4. Further Assurances. Each party hereto, at the reasonable request of the other party hereto, will execute and deliver such other documents and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

Section 4. Special Representations of the Borrower The Borrower hereby represents and warrants to the other parties as follows

4.1. Prior Representations and Warranties The representations and warranties of the Borrower in the Original Agreement are true and correct in all material respects as of the date hereof.

4.2. No Default There is no Default or Event of Default under the Original Agreement.

4.3. Full Force and Effect All provisions of Original Agreement continue in full force and effect with respect to the Borrower.

Section 5. More Favorable Covenants. If, after the date hereof, any of the covenants, representations and warranties or events of default, or any other material term or provision, contained in BBT Agreement is amended, restated, supplemented or otherwise modified to make such covenant, representation and warranty or event of default, or any other material term or provision more favorable, in the sole but reasonable opinion of the Administrative Agent, to the lender or lenders under the BBT Agreement than are the terms of this First Amendment to the Bank and the Bank Participants, this First Amendment shall be amended to contain each such more favorable covenant, representation and warranty, event of default, term or provision, and the Borrower hereby agrees to so amend this First Amendment and to execute and deliver all such documents requested by the Administrative Agent to reflect such amendment. Prior to the execution and delivery of such documents by the Borrower, unless the Administrative Agent has waived in writing its rights under this Section 4, this First Amendment shall be deemed to contain each such more favorable covenant, representation and warranty, event of default, term or provision of the BBT Agreement for purposes of determining the rights and obligations hereunder.

Section 6. Miscellaneous.

6.1 Governing Law. The substantive laws of the State shall govern the construction and enforcement of this First Amendment without giving effect to the application of choice of law principles.

6.2 Execution in Counterparts. This First Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

6.3 Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Bank in connection with the preparation, execution and delivery of this First Amendment and any other documents which may be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank and the Administrative Agent with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

TREX COMPANY, INC.

By:	/s/ Paul D. Fletcher
Paul D. Fletcher
Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Bank and Administrative Agent

By:	/s/ Lee Brennan
Lee Brennan
Vice President